As filed with the Securities and Exchange Commission on January 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Infinity Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0655706
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

780 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan

(Full Title of the Plan)

Gerald E. Quirk, Esq.

Vice President and General Counsel

Infinity Pharmaceuticals, Inc.

780 Memorial Drive

Cambridge, Massachusetts 02139

(Name and Address of Agent For Service)

(617) 453-1000

(Telephone Number, Including Area Code, of Agent For Service)

with a copy to:

Steven D. Singer, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share (including associated Series A Junior Preferred Stock Purchase Rights)	962,594 shares(1)	$7.25(2)	$6,978,806.50(2)	$274.27

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The fee was estimated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares as reported on The Nasdaq Global Market on January 8, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional 962,594 shares of Common Stock, $0.001 par value per share, of Infinity Pharmaceuticals, Inc. (the “Registrant”) issuable under the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended (the “Plan”). Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of (v) the registration statement on Form S-8, File No. 333-151135, filed by the Registrant on May 23, 2008 relating to the Plan, (w) the registration statement on Form S-8, File No. 333-145306, filed by the Registrant on August 10, 2007 relating to the Plan, (x) the registration statement on Form S-8, File No. 333-138248, filed by the Registrant on October 27, 2006 relating to the Plan and the Infinity Pharmaceuticals, Inc. Pre-Merger Stock Incentive Plan, as amended, (y) the registration statement on Form S-8, File No. 333-97173, filed by the Registrant on July 26, 2002 relating to the Plan and the Registrant’s 2000 Employee Stock Purchase Plan, and (z) the registration statement on Form S-8, File No. 333-44850, filed by the Registrant on August 30, 2000 relating to the Plan and the Registrant’s 2000 Employee Stock Purchase Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement. A partnership in which interests are owned directly and/or beneficially by partners and employees of WilmerHale owns 9,455 shares of the Registrant’s Common Stock.

Item 8.	Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 9th day of January, 2009.

INFINITY PHARMACEUTICALS, INC.

/s/ Steven H. Holtzman
Steven H. Holtzman
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Infinity Pharmaceuticals, Inc., hereby severally constitute and appoint Steven H. Holtzman, Adelene Q. Perkins and Gerald E. Quirk, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Infinity Pharmaceuticals, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven H. Holtzman	Chairman and Chief Executive Officer	January 9, 2009
Steven H. Holtzman	(Principal Executive Officer)

/s/ Adelene Q. Perkins	President and Chief Business Officer	January 9, 2009
Adelene Q. Perkins	(Principal Financial Officer)

/s/ Christopher M. Lindblom	Controller and Assistant Treasurer	January 9, 2009
Christopher M. Lindblom	(Principal Accounting Officer)

/s/ Martin Babler	Director	January 9, 2009
Martin Babler

/s/ Anthony B. Evnin, Ph.D.	Director	January 9, 2009
Anthony B. Evnin, Ph.D.

/s/ Harry F. Hixson, Jr., Ph.D.	Director	January 9, 2009
Harry F. Hixson, Jr., Ph.D.

/s/ Eric S. Lander, Ph.D.	Director	January 9, 2009
Eric S. Lander, Ph.D.

/s/ Patrick P. Lee	Director	January 9, 2009
Patrick P. Lee

/s/ Arnold J. Levine, Ph.D.	Director	January 9, 2009
Arnold J. Levine, Ph.D.

/s/ Franklin H. Moss, Ph.D.	Director	January 9, 2009
Franklin H. Moss, Ph.D.

/s/ Vicki L. Sato, Ph.D.	Director	January 9, 2009
Vicki L. Sato, Ph.D.

/s/ Ian F. Smith	Director	January 9, 2009
Ian F. Smith

/s/ James B. Tananbaum, M.D.	Director	January 9, 2009
James B. Tananbaum, M.D.

/s/ Michael C. Venuti, Ph.D.	Director	January 9, 2009
Michael C. Venuti, Ph.D.

INDEX TO EXHIBITS

Number	Description
4.1	Restated Certificate of Incorporation of the Registrant dated May 30, 2007. Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-31141) and incorporated herein by reference.

4.2	Bylaws of the Registrant. Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 filed on June 23, 2000 (File No. 333-36638) and incorporated herein by reference.

4.3	Amendment to Bylaws of the Registrant adopted on September 12, 2006. Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on September 18, 2006 (File No. 000-31141) and incorporated herein by reference.

4.4	Second Amendment to Bylaws of the Registrant adopted on May 30, 2007. Previously filed as Exhibit 3.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 (File No. 000-31141) and incorporated herein by reference.

4.5	Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated February 13, 2003, which includes the form of Certificate of Designation for the Series A junior participating preferred stock as Exhibit A, the form of Rights Certificate as Exhibit B and the Summary of Rights to Purchase Series A junior participating preferred stock as Exhibit C. Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on February 24, 2003 (File No. 000-31141) and incorporated herein by reference.

4.6	First Amendment to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated April 11, 2006. Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on April 12, 2006 (File No. 000-31141) and incorporated herein by reference.

4.7	Second Amendment to the Rights Agreement between the Registrant and American Stock Transfer & Trust Company dated November 19, 2008. Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 20, 2008 (File No. 000-31141) and incorporated herein by reference.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant. Filed herewith.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1). Filed herewith.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm to the Registrant. Filed herewith.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1	Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended. Previously filed as Exhibit 10.59 to the Registrant’s Registration Statement on Form S-1, as amended, filed on July 21, 2000 (File No. 333-36638) and incorporated herein by reference.

99.2	Amendment No. 1 to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended; Amendment No. 2 to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended; Amendment No. 3 to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended. Previously filed as Exhibit 10.32 to the Registrant’s Current Report on Form 8-K on September 18, 2006 (File No. 000-31141) and incorporated herein by reference.

99.3	Amendment No. 4 to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended. Previously filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on August 9, 2007 (File No. 000-31141) and incorporated herein by reference.

99.4	Amendment No. 5 to the Infinity Pharmaceuticals, Inc. 2000 Stock Incentive Plan (formerly named the Discovery Partners International, Inc. 2000 Stock Incentive Plan), as amended. Previously filed as Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed on May 23, 2008 (File. No. 333-151135) and incorporated herein by reference.